                                                                   EXHIBIT 23.5

                    CONSENT OF TABBERT HAHN & ZANETIS, P.C.

  We hereby consent to being named as Indiana gaming counsel for Trump Hotels & Casino Resorts, Inc. (the "Company") in the Company's Registration Statement on Form S-1 (No. 333-00639) filed pursuant to the Securities Act of 1933, as amended (the "Act"), and in any amendments thereto (the "Registration Statement") and in any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Act, and to the filing of this consent as an exhibit to the Registration Statement.

                                          Tabbert Hahn & Zanetis, P.C.

                                          /s/ Don A. Tabbert

Indianapolis, Indiana
March 5, 1996